                                                                   EXHIBIT 10.38


                                               *Confidential Treatment Requested
                                             Under 17 C.F.R. (S)(S)200.80(b)(4),
                                                            200.83 and 240.24b-2




                 CUSTOMER TECHNICAL SUPPORT SERVICES AGREEMENT


         THIS SERVICES AGREEMENT (the "Agreement") is entered into as of December 10, 1999 (the "Effective Date"), by and between Rhythms Links Inc., a company duly organized and existing under the laws of the State of Delaware ("Customer"), and COPPER MOUNTAIN NETWORKS, INC., a company duly organized and existing under the laws of the State of Delaware ("Copper Mountain").

                                    RECITALS

         WHEREAS, concurrent with the execution of this Agreement, Customer and Copper Mountain are entering into an Equipment Purchase Agreement (the "Purchase Agreement") pursuant to which Customer is purchasing from Copper Mountain, among other things, Digital Subscriber Line ("DSL") networking system equipment and subscriber equipment (collectively, the "Equipment"); and

         WHEREAS, Customer desires that Copper Mountain perform certain services (the "Services") related to the implementation and operation of the Equipment, for the fees and Level of Service set forth in Exhibit A and on the terms and conditions in this Agreement.

         NOW, THEREFORE, Copper Mountain and Customer agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given such terms in the Purchase Agreement.

2.       SERVICES

         2.1 PURPOSE OF THE AGREEMENT. This Agreement sets forth the terms and conditions under which Services described in Exhibits A, B, C, D, F, G and H shall be governed for all Copper Mountain Products purchased by Customer unless such Copper Mountain products are excluded from this Agreement as described in Exhibit E.

         2.2 CHANGE ORDERS. Customer may, by submitting written orders ("Change Orders") to Copper Mountain, request modifications to this Agreement. No Change Order shall be binding until accepted in writing by Copper Mountain; such acceptance may be conditioned upon such adjustments to the Service Fees or the schedule for performing the Services as Copper Mountain deems necessary or appropriate. If Copper Mountain and Customer fail to agree to any Change Order, this Agreement shall continue unmodified.

3.       LIMITATION OF SERVICES

         3.1 THIRD-PARTY EQUIPMENT. Customer is solely responsible for third party equipment. Neither this Agreement nor the Services provided hereunder shall cover any (a) third party equipment (e.g., hardware, cabling, etc.) provided by any party other than Copper Mountain or (b) Equipment modified by any party other than Copper Mountain (except pursuant to, and in accordance with, instructions issued by Copper Mountain) which impacts the performance of the Equipment or Copper Mountain's ability to diagnose and troubleshoot the Equipment. Copper Mountain shall invoice Customer at Copper Mountain's standard rate for time and material (T&M) or rate for a site visit as described in Exhibit A for any products provided or services rendered (e.g., a site visit) that are the direct result of the failure or existence of third party equipment or the unauthorized modification of the Equipment.

         3.2 MAINTAINING PROPER ENVIRONMENT. Customer shall provide a proper environment for the Equipment (e.g., temperature and humidity, stability and reliability of power provisioning, and physical installation and access) in accordance with Copper Mountain's published requirements. Any failure, service interruption, or damage to the Equipment that results from adverse environmental conditions unrelated to any inherent aspects of the Equipment (a) is not covered by this Agreement, (b) may void any warranty provided by Copper Mountain, and
(c) may require additional services and/or replacement equipment at Customer's expense.

4.       SERVICE FEES AND PAYMENT TERMS

         4.1 ADDITIONAL FEES. Copper Mountain may charge additional fees to Customer, to be based upon mutual agreement, for work not included in the Services, including, but not limited to, additional technical support as described in Section 8.

         4.2 ORDERS AND SERVICE FEES. Customer shall indicate the Level of Service as described in Exhibit D to be provided for all products purchased from Copper Mountain upon execution of this Agreement. The Level of Service may be modified after the first year of service. Service fees are based on the Level of Service to be provided as well as the Customer's equipment base at the beginning of each calendar quarter. The Customers equipment base will include all equipment shipped to the Customer as of the 1st day of each calendar quarter. If the Agreement is executed after the first day of a calendar quarter then the fee for the initial quarter will be pro rated based on the number of days which remain in that quarter. Fees will not be refunded in the event that the Agreement is terminated during any subsequent calendar quarter unless termination is a result of Copper Mountain's non-performance or breach of its obligations. Service fees will be calculated as follows:

         Quarterly Service Fee = List Price of the cumulative embedded Network Equipment base that was shipped to Customer as of the 1st day of each calendar quarter that is one (1) year or greater multiplied by the Service Fee for the Level of Service [e.g., Gold Service Plan] divided by four (4).

         4.3 PAYMENT TERMS. Seller shall invoice Customer upon execution of this Agreement and on the 1st day of each calendar quarter thereafter. All payments are due 30 days from the date of invoice.

         4.4 LATE CHARGES; OFFSETS. Copper Mountain reserves the right to charge Customer a late payment fee on any past due amounts at the rate of [...***...] percent ([...***...]%) per month or the maximum amount permitted by law, whichever is less.

5.       TRAINING

         Customer will be required to have designated trained staff at an appropriate experience level to support Products covered by this Agreement including Tier 1 and Tier 2 support staff as described in Exhibit B. The appropriate experience level includes knowledge of the Product and technology as well as an understanding of networking and telecommunications in order to resolve common and/or known problems.

6.       CUSTOMER RESPONSIBILITIES

         6.1 GENERAL RESPONSIBILITIES. The Purchase Agreement and this Agreement assign to Customer responsibility for certain matters relating to the use of the Equipment generally. Copper Mountain shall not be liable for any delay in performing or completing the Services due to Customer's failure to fulfill its responsibilities in a timely and satisfactory manner.

         6.2 ACCESS TO THE EQUIPMENT. Customer shall ensure that Copper Mountain has access to the Equipment, including, but not limited to, a high speed modem, a telephone line for dial-up access and an operator ID and password If on-site access is required to service or repair the Equipment, Customer shall ensure that Copper Mountain has physical site access to the Equipment as necessary to perform such service or repair.

         6.3 THIRD PARTY EQUIPMENT CONNECTED TO THE EQUIPMENT. Customer shall take all reasonable and necessary precautions to ensure that (a) equipment connected to the Equipment conforms to electrical and environmental standards, and (b) all interfaces to the Equipment (e.g., power, DSL, WAN, etc.) employ appropriate protective measures to provide a stable operating environment. If, in Copper Mountain's reasonable opinion based upon generally accepted industry standards, additional measures should be taken at a particular site, Customer shall take all reasonable and necessary steps to implement such measures or Copper Mountain will not remain responsible for problems arising from the environmental problems Copper Mountain specifies in writing to Customer with respect to the designated Equipment at that site.

                      * Confidential Treatment Requested

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

         6.4 SUPPORTED RELEASE OF OPERATING SYSTEM. Customer is not required to
                                                                ---
install every new release of the Operating System Software as it becomes available from Copper Mountain; provided, however, the Customer shall maintain a supported release version of either the current software release or one of the [...***...] preceding generic/software releases not known to contain errors or bugs. In the event that Customer wishes support for software releases other than the current software release or one of the [...***...] preceding generic/software releases not known to contain errors or bugs, then modifications to this Agreement will be contingent upon successful negotiation, on a case by case basis, of mutually acceptable modifications to this Agreement.

7.       WARRANTIES

         7.1 SERVICES WARRANTY. Copper Mountain represents and warrants to Customer that the Services shall be performed in a workmanlike manner and in accordance with reasonable commercial standards, and any Services rendered will not adversely affect the Year 2000 Compliance of any Equipment. Any claim by Customer against Copper Mountain with respect to this warranty must be made within a period of [...***...] after the performance of the relevant Services. Copper Mountain's sole warranty obligation, and Customer's exclusive remedy, for any breach of this warranty shall be to have Copper Mountain perform the Services at no charge to Customer or have Copper Mountain perform remedial Services to correct the continuing problem.

         7.2   DISCLAIMERS.

               7.2.1.1. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, COPPER MOUNTAIN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               7.2.1.2. Customer acknowledges that it has not relied on any representations or warranties regarding the Services other than those in Section 7.1.

         7.3 ADDITIONAL TECHNICAL SUPPORT. Additional technical assistance and equipment repairs made outside the applicable Warranty Periods shall be provided, if available, at Copper Mountain's then-current standard rates and charges under the terms and conditions of a separate agreement and at the sole discretion of Copper Mountain. Copper Mountain reserves the right to decline to accept orders for or provide Additional Technical Support Services on third party equipment at Customer locations where the cost of implementation of such services is deemed by Copper Mountain in its sole discretion to be cost prohibitive. Additional Technical Support Services at such Customer locations by Copper Mountain will be contingent upon successful negotiation, on a case by case basis, of a mutually acceptable Services compensation agreement.

                      * Confidential Treatment Requested

8.       LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR LOST DATA, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR PERFORMANCE OF THE SERVICES (WHETHER IN CONTRACT, IN TORT OR OTHERWISE) SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID TO COPPER MOUNTAIN UNDER THIS AGREEMENT.

         8.1 Customer understands that Copper Mountain's pricing is predicated on these limitations of Copper Mountain's liability and acknowledges that Copper Mountain would not enter into this Agreement without such limitations.

9.       CONFIDENTIALITY

         Customer acknowledges that all technical documentation and information delivered to Customer by Copper Mountain in the performance of Services under this Agreement which Copper Mountain reasonably designates as proprietary shall be considered "Confidential Information". Customer shall not duplicate or disclose to any third person, and shall not use for any purpose other than operation and maintenance of the Equipment, any Confidential Information without the prior written consent of the duly authorized officer of Copper Mountain as described in Section 15.3 - Notices. The foregoing restrictions shall not apply to any Confidential Information that Customer can demonstrate: (a) was or is wholly and independently developed by Customer or lawfully received by Customer free of restriction from another source having the rights to furnish such Confidential Information; (b) has become generally available to the public without breach of this Agreement; or (c) at the time of disclosure to Customer was known to Customer free of restriction, as evidenced by documentation in Customer's possession.

10.      TAXES

         Copper Mountain shall pay all taxes, export duties, and other charges and expenses imposed by any government authority within the United States in connection with the performance of the Services or the payment of the Service Fees (other than taxes on Copper Mountain's net income, gross receipts and/or personal property).

11.      TERM AND TERMINATION

         11.1 TERM. This Agreement shall have an initial Term of one (1) calendar year commencing with the effective date (hereinafter "Initial Term"). This Agreement shall become effective as of the Effective Date and unless earlier terminated pursuant to Sections 12.1, 12.2 or 14, shall terminate upon Copper Mountain's completion of the Services and Customer's payment in full of the Service Fees to Copper Mountain, and shall include services ordered and not yet completed as of last day of the Initial Term. Any such uncompleted services ordered during the initial term shall be considered to be covered under the terms of this Agreement.

         11.2 TERMINATION FOR DEFAULT. Either party may terminate this Agreement if the other party fails to perform any material obligation under this Agreement in a timely manner and such failure is not cured within [...***...] days after the non-defaulting party gives notice of such failure to the defaulting party.

         11.3 EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason:

               11.3.1.1. Customer shall remain obligated to pay all unpaid and undisputed Service Fees for Services completed before termination, and such undisputed fees shall become immediately due and payable;

               11.3.1.2. Copper Mountain may invoice Customer for, and Customer shall pay to Copper Mountain, fees based on Copper Mountain's then-current standard rates and charges for Services begun, but not completed, before termination, provided that such fees shall not exceed the Service Fees that would have been due for such Services had the Services been completed before termination, and the termination of any uncompleted work is mutually agreeable to both parties; and

               11.3.1.3. Copper Mountain shall have no further obligation to perform any Services under this Agreement.

12.      SURVIVAL.

         The rights and obligations of the parties under Sections 4.3, 7.1 (solely for the duration of the applicable Warranty Period), 7.2, 9, 10, 12.3, 12.4, 13 and 15 shall survive termination of this Agreement for any reason.

13.      AUTHORITY

         Each party hereby represents and warrants to the other party that (a) such party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation; (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement; (c) this Agreement shall constitute the legal, valid and binding obligations of such party; and (d) neither the execution of this Agreement, nor the performance of such party's obligations hereunder, shall conflict with, result in a breach of, or constitute a default under, any provision of the Articles of Incorporation, business license, Bylaws or similar organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

                      * Confidential Treatment Requested

14.      FORCE MAJEURE

         Neither party shall be liable to the other party, under this Agreement or otherwise, for any delay or lack of performance (other than non-payment) resulting from an event of Force Majeure (as defined below). If a Force Majeure event occurs, the party prevented from performing its obligations under this Agreement shall inform the other party as soon as possible and the time period for performance shall be extended by a period equivalent to the delay caused by the Force Majeure event plus any additional period reasonably necessary to allow the prevented party to resume performance of its obligations. The prevented party shall inform the other Party as soon as possible after the Force Majeure event ends. If the Force Majeure event lasts for more than [...***...] consecutive days after the initial notice of such event, the parties shall attempt in good faith to solve the problem of further performance of this Agreement through friendly consultation. If the parties cannot solve the problem of further performance within an additional [...***...] days, either party may terminate this Agreement without penalty. As used above, an event of "Force Majeure" means any act of God, war, fire, typhoon, flood, earthquake, natural disasters, governmental action, labor disruptions, industry-wide materials shortages, or any other event beyond the reasonable control of the prevented party.

15.      GENERAL PROVISIONS

         15.1. ASSIGNMENT. Neither party may assign this Agreement or any right under this Agreement, nor delegate any obligation under this Agreement, without the other party's prior written consent (which shall not be unreasonably withheld), except that either party may, without the other party's consent, (a) assign this entire Agreement in connection with a merger, reorganization, or sale of all or substantially all of its assets to a third party; (b) assign part or all of this Agreement to one or more of its affiliates; and/or (c) subcontract portions of its obligations under this Agreement as long as the assigning party remains responsible for such obligations. Any attempted assignment or delegation in contravention of this Section 15.1 shall be void.

         15.2. NON-WAIVER; SEVERABILITY. Any delay or failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy thereafter or of any other right or remedy. If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain in full force and effect.

         15.3. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

                      * Confidential Treatment Requested

If to Copper Mountain:                 Copper Mountain Networks, Inc.
                                       10145 Pacific Heights Blvd Suite 100
                                       San Diego, California  92121
                                       Attn:  John A. Creelman
                                       Fax No:  (619) 410-7281

If to Customer:                        Rhythms Links
                                       6933 S. Revere Parkway
                                       Suite 200
                                       Englewood Colorado 80112
                                       Attn: Tom Hartzell
                                       Fax No.: (303) 476-5701

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or when delivery is refused, and notices given personally shall be effective when delivered or when delivery is refused.

         15.4. PUBLICITY. Copper Mountain and Customer agree that neither party shall originate any press release or other public announcement related to this Agreement, written or oral, without the prior written consent of the other party, except as required by law or a court order.

         15.5. NONDISCLOSURE. Copper Mountain and Customer agree that either party may disclose the existence of this Agreement, but neither party shall make any disclosure relating to the terms of or performance under this Agreement to any third party (other than their accountants and attorneys) without the prior written consent of the other party, except as required by law or a court order.

         15.6. GOVERNING LAW AND VENUE. All matters arising in connection with this Agreement or the enforcement or construction thereof shall be governed by (without regard to conflict-of-laws provisions) and resolved in accordance with the laws of the State of California. Copper Mountain and Customer each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising from or relating to this Agreement shall be brought in a court of competent jurisdiction in San Francisco, California. which court shall have exclusive jurisdiction over any controversy arising from or related to this Agreement; (b) consents to the jurisdiction of such court in any such suit, action or proceeding; and (c) waives any objection it may have to the laying of venue of any such suit, action or proceeding in such court and waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made in any manner permitted by law.

         15.7. DISPUTE RESOLUTION. If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within sixty (60) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations. The arbitration shall be held in San Francisco, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party actual attorneys' fees, costs and expenses incurred by the prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. The arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages or other damages excluded by this Agreement, or that otherwise departs from the plain meaning of this Agreement. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, Copper Mountain shall have the unequivocal right to obtain timely injunctive from a court of law pursuant to Section 15.9.

         15.8. ATTORNEY'S FEES. The prevailing party in any litigation between the parties relating to this Agreement shall be entitled to recover its reasonable attorney's fees and court costs, in addition to any other relief it may be awarded, from the other party.

         15.9. INJUNCTIVE RELIEF. Both parties agree that unauthorized duplication, distribution or disclosure of any Confidential Information received by the other party will actually and materially damage the injured party, and such damages are difficult to calculate. In addition, notwithstanding any of the provisions of this Agreement, both parties shall have the right to obtain timely injunctive relief to protect their intellectual property rights. NOTE: Rhythms' forecast is considered Confidential Information.

         15.10. CONSTRUCTION. The headings of sections and subsections of this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement. Any inconsistency between provisions in this Agreement and the exhibits shall be resolved in favor of the main body of this Agreement.

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

         15.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall be the same agreement.

         15.12. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties. Any additional or different terms stated in any purchase order or other document delivered to Copper Mountain by Customer in connection with this Agreement shall have no effect.

         IN WITNESS WHEREOF, Copper Mountain and Customer have each caused this Agreement to be executed by their duly authorized representatives.


COPPER MOUNTAIN NETWORKS, INC.                                RHYTHMS LINKS INC.



By:  /s/ Richard S. Gilbert                  By:  /s/ Rand Kennedy
    ------------------------------------          --------------------------

Name: Richard S. Gilbert                     Name:  Rand Kennedy
      ----------------------------------           -------------------------

Title: President and CEO                     Title:  SVP Networks
       ---------------------------------             -----------------------

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

                                    EXHIBIT A

                                  SERVICE FEES

The following are the Service Fees and Level of Service to be provided for all Copper Mountain Equipment purchased by the Customer. Any Equipment excluded from this Agreement shall be described in Exhibit E.



-----------------------------------------------------------
SERVICE PLAN                         % OF  LIST  PRICE  AS
                                          OF SHIP DATE
-----------------------------------------------------------
GOLD                                       [...***...]%
-----------------------------------------------------------
SILVER                                     [...***...]%
-----------------------------------------------------------
BRONZE                                     [...***...]%
-----------------------------------------------------------




-------------------------------------------------------------------------------
OTHER SERVICES                                       PRICE
-------------------------------------------------------------------------------
TIME AND MATERIAL                  $[...***...] per Hour
-------------------------------------------------------------------------------
ON-SITE                            $[...***...]  per Hour,  minimum  of
                                   [...***...]  hours plus  Travel and
                                   Expenses
-------------------------------------------------------------------------------
OUT OF WARRANTY REPAIR OR          [...***...]% of the list price. The warranty
REPLACEMENT                        for the refurbished item is [...***...] days.
-------------------------------------------------------------------------------

                      * Confidential Treatment Requested

                                    EXHIBIT B

                                   DEFINITIONS

Unless otherwise defined in the Agreement, all capitalized terms used herein shall have the meanings set forth in this Exhibit B or as set forth in the Equipment Purchase Agreement as the case may be.

AR means Assistance Request. A Customer AR results from a failure of the Product to perform to expectations or a need for an answer to a technical question.

ARM means Assistance Request Management.

CALL RECEIPT means Seller's process of ensuring that the Customer Assistance Request is referred to the appropriate Seller technical support group responsible for an answer to a technical question. This task involves answering the telephone (or electronic inquiry), gathering pertinent Customer and technical data, determining whether the Customer will be billed for the service provided, and transferring the request to the appropriate group for analysis.

CUSTOMER NOTIFICATION BULLETINS mean the proactive activity of alerting the Customer of potential Product conditions or configurations which could have a negative affect on Customer operations.

INITIAL RESPONSE TIME means the time it takes for the Customer to reach a Subject Matter Expert once the Customer contacts the Seller Call Receipt group.

LICENSED SOFTWARE PRODUCT means the Software that Customer has been granted a license to use by Seller.

MAJOR USA HOLIDAYS (or Company-designated day of observance)

New Years Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Day Following Thanksgiving
Christmas Day


MANAGEMENT NOTIFICATION means the internal Seller process that sets the minimum standards by which Seller management will become aware of a problem. The intent of escalating a problem is 1) to bring additional resources together to resolve it, 2) to apprise management of the situation, or 3) to acknowledge notification by contacting the Customer.

ON-SITE ASSISTANCE means technical assistance provided by Seller at Customer's site at Customer's request, and as agreed to by Seller.

PERFORMANCE METRICS means the commitments that the Seller agrees to Respond, Restore, and Resolve Customer's request for Customer Technical Support called in through the Seller's Call Receipt function. Customer requests that do not go through the Seller's Call Receipt function will be excluded from the Performance Metrics.

PRODUCT means Copper Mountain Network Equipment and/Firmware, Seller Licensed Software, and Third Party Software that are embedded and active with respect to Copper Mountain equipment and/or software at Customer sites at the time this Agreement is executed.

PROBLEM MANAGEMENT means the procedures and actions performed or required to be performed by Seller upon written or oral request of Customer to investigate and manage the resolution of a reported condition in a manner that provides the Customer with a single interface.

PROBLEM RESOLUTION means the analysis of the technical data to determine at least a short-term resolution. Depending upon the analysis results, the response to the Customer may be in the form of technical advice, a procedure performed by Seller support personnel, a software product update, or a hardware fix. Technical questions regarding operation/use of Product is handled under this task.

RESOLVE means that a permanent solution to the problem has been provided and is acceptable to the Customer. Resolution to problems requiring a software design change means either that a final correction to the problem has been made Generally Available to Customer or that Seller has notified Customer that the Product will not be repaired. Resolution to problems requiring a hardware design change will be provided according to standard customer agreements on Product change notices.

RESOLVE TIME means elapsed time between the time the Customer contacts Seller through the Seller's Call Receipt function and the time the Customer is supplied with an acceptable permanent solution.

RESPOND means a Seller's Subject Matter Expert has contacted the Customer regarding a particular Assistance Request.

RESTORE means that the Product or major feature of the Product is temporarily operative, although a permanent resolution may not have been provided. Restore may mean that a software fix has been provided to temporarily correct the problem, or a workaround has been implemented.

SELLER means Copper Mountain

SERVICE PERFORMANCE REPORTS (SPR) mean reports that validate the agreed to Respond, Restore, and Resolve Customer's request for Customer Technical Support.

SERVICE RESTORATION TIME means the elapsed time between the time Customer contacts Seller through the Seller's Call Receipt function and the time the system is returned to operational service.

SEVERITY LEVEL means the condition of the system when the Customer makes an Assistance Request.

SEVERITY LEVEL ONE means the condition which exists when the system is inoperative and Customer's inability to use the Product has a critical effect on Customer's operations. The condition is generally characterized by complete system failure and requires immediate correction. In addition, any condition that may critically impact human safety is considered a Severity Level One problem.

SEVERITY LEVEL TWO means a condition which exists when the system is partially inoperative, but the system is still usable by the Customer. The inoperative portion of the Product severely restricts the Customer's operations but has a less critical effect than a Severity Level One condition.

SEVERITY LEVEL THREE means the condition which exists when the system is usable by the Customer, but with limited impact on Customer operations. The condition is not critical to overall Customer operations and does not severely restrict such operations.

SEVERITY LEVEL FOUR means the condition which exists when the system is usable and a means of circumventing the condition has been found. This condition does not materially affect Customer's operations.

SOFTWARE RELEASE is a new revision of a Product including problem, error and/or bug fixes and/or enhancements.

SOFTWARE PRODUCT DEFECT means an error condition that causes the Licensed Software to fail to operate in compliance with Seller's documented specifications available at time of Licensed Software Product sale.

SOFTWARE PRODUCT UPDATES means changes to the original Licensed Software and Third Party Software to correct defects or provide features not originally included in Seller's documented specifications available at the time of the Licensed Software sale. Software Product Updates include both corrections and accommodations requested by Customer as well as corrections and accommodations requested by other customers. Software Product Updates may be distributed through point issue releases or other on-line delivery mechanism.

SUPPORT SERVICES means Seller's assistance at Seller's location analyzing the applicable Software or Network Equipment/Firmware problem and handling service calls reported by Customer through the Call Receipt function. Support Services may be purchased by Customer pursuant to the provisions set forth in this Agreement.

THIRD PARTY SOFTWARE means software not initially designed or developed by Seller but embedded in Seller's Product.

TIER 1 SUPPORT means the first level of technical support which has a working knowledge of the Product and technology as well as an understanding of networking and telecommunications in order to resolve common and or known problems. Tier 1 technical support communicates with customers to gather all appropriate technical information needed and then attempt to find a solution.

TIER 2 SUPPORT means the second level of technical customer support to which Tier 1 escalates issues that cannot be resolved at Tier 1. Tier 2 level support is comprised of Product experts who have at least 18 to 24 months of Tier 1 support or related experience.

TIER 3 SUPPORT means technical support that addresses issues escalated from Tier 2 when either the source of the issue cannot be identified or the issue is identified and must be addressed by the manufacturer of the Product.

                                    EXHIBIT C


                         DESCRIPTION OF SUPPORT SERVICES


1.0      PRODUCTS
         --------

1.1 All Copper Mountain Products purchased by the customer shall be included in the Support Services unless described in Exhibit E.(1) Support Services will be provided in accordance with the General Support Services as described in Exhibits A, B, C, D, F, G, and H and Levels of Service and Fees as described in Exhibit A as ordered by the Customer. Customer will ensure that all products are in good operating condition at current specified revision levels as of the Effective Date of this Agreement.

1.2 Unless otherwise agreed by Seller in writing and specified in Exhibit E, Software Support Services shall only be available for the [...***...] not known to contain errors or bugs. Copper Mountain plans to release [...***...] new software releases per year, however, it is under no obligation to due so.

2.0      GENERAL SUPPORT SERVICES

2.1 The following Support Services will be supplied to Customer in accordance with the Level of Service ordered and described in the order.

A. CALL RECEIPT AND ROUTING - The Seller will provide a call receipt and routing function for use by the Customer. Customer may access twenty-four (24) hours a day, seven- (7) days a week telephone support for all Severity Level problems by calling [...***...]. The Seller will maintain an entitlement database to determine Customer entitlements (i.e., Service Level) and how the call should be routed.

B. EMAIL - Customer may Email questions or support requests to the Support Center using the address support@coppermountain.com. Email sent to that
                                  ---------------------------
         address is forwarded to all members of Copper Mountain's support organization. A support engineer will log the request and send Customer an acknowledgement of the request within one (1) business day.

C.       RETURN MATERIAL PROCEDURE
         After Copper Mountain identifies a failed component, Copper Mountain shall issue a Return Materials Authorization ("RMA") number to Customer and shall deliver, in its discretion, either a new or refurbished functionally-equivalent replacement unit to Customer. If Customer fails to return the defective unit to Copper Mountain within [...***...] days, Copper Mountain shall issue an invoice at discounted price for the unit shipped to Customer. Any defective unit returned to Copper Mountain shall be the property of Copper Mountain. Copper Mountain shall repair, if possible, any defective unit returned by Customer which (a) is outside of the scope of the warranty

---------
(1) Insert Products/Releases not covered under this Agreement in Exhibit D.

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

         provided by Copper Mountain, (b) has been damaged by events unrelated to the System, or (c) has been abused, misused, or used under environmental conditions outside those set forth in the specifications for the System, and shall invoice Customer the costs incurred to repair such defective unit (but in any event not more than the discounted price of the replacement unit shipped to Customer).

D. ASSISTANCE REQUEST DATABASE ACCESS - Pursuant to this Agreement and subject to availability, Customer will be given access to automated trouble reporting tools. Customized trouble reporting features are fee-based.

E. CONSULTATIVE SUPPORT - Seller will deliver technical assistance and advice by telephone from Seller's location for AR's initiated by Customer via the Call Receipt function.

F. DIAGNOSTIC SUPPORT - Seller shall support Customer in analyzing Customer problems, including isolation of problems to one of the following areas:

         1. Problems arising as a result of Products or their associated materials or documentation and

         2. Other problems not directly related to Products, such as Customer operations problems, data base problems, as well as any other interfacing system problems.

G. THIRD PARTY SOFTWARE SUPPORT - If a condition is caused by the Third Party Software covered by this Agreement, Seller shall support Customer in analyzing Customer Third Party Software problems.

H. WORKING LOCATION - Seller's working location is remote from Customer's Product site. As described in C.2.N and at Customer's request, and as agreed to by Seller, Seller will provide on-site assistance in resolving a problem. Such assistance will be billed at a minimum of [...***...] hours a day at the then current Seller's Time and Material (T&M) rate for non-warranty related problems. Reasonable travel and living expenses incurred by Seller in accordance with Seller's Corporate Travel Policy will also be billed. There will be no fees or charges for warranty related problems.

I. SEVERITY LEVEL AND PRIORITIZATION - Seller shall perform Problem Management in accordance with the Severity Level condition identified by Customer in accordance with Section 5.0 hereof. The priority for problem resolution will be based on the Severity Level of outstanding reported conditions. Severity Level One- (1) conditions on production systems will receive top priority support.

J. PROBLEM MANAGEMENT - Seller shall perform procedures and actions upon written or oral request of Customer to investigate and develop the resolution of a reported condition in a manner that provides Customer a single interface. This service is performed for all Copper Mountain Products unless excluded in Exhibit E.

K. MANAGEMENT NOTIFICATION - Seller will observe the following escalation procedures:

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                                                                   Page 18 of 31

         (1) Severity Level One - In the event of a Severity Level One condition that is still not restored [...***...] after the condition is reported, Seller will notify Seller's supervisory management or next level of expertise of the un-restored condition. If the condition is still un-restored within [...***...] after the condition is reported, the next higher level of Seller supervisory management or level of expertise will be notified of the un-restored condition.

         (2) Severity Level Two - In the event of a Severity Level Two condition that is still un-restored [...***...] after the condition is reported, Seller will notify Seller's supervisory management or next level of expertise of the un-restored condition.

L. SERVICE PERFORMANCE REPORTS (SPR) - Seller will provide reports of Seller's performance against the objectives stated in this contract on a quarterly basis.

M. CUSTOMER NOTIFICATION BULLETINS - Seller will provide Customer Notification Bulletins to Customer on an as available basis.

N. ON-SITE ASSISTANCE - At Customer's request, a Seller's customer Support engineer may be dispatched to a Customer's site for resolution of a Severity Level One condition that is un-restored within [...***...] after the condition has been reported and after all efforts to solve the condition by the replacement of known working hardware or software have failed to resolve the condition. . Copper Mountain shall invoice Customer for any products provided or services rendered (e.g., a site visit) that are the direct result of the failure or existence of third party equipment or the unauthorized modification of the Equipment. On-Site Assistance will be billed at minimum of [...***...] hours a day at the then current Seller Time and Material (T&M) rate. Reasonable travel and living expenses incurred by Seller in accordance with Seller Corporate Travel Policy will also be billed. Customer will not be billed for resolution of any warranty-related problems.

O. UPGRADES. At Customer's request, a Seller's customer support engineer may be dispatched to Customer's Network Operation's Center to assist with major software or hardware upgrades. On-site assistance will be limited to a maximum of [...***...] working days per on-site request and any additional technical support shall negotiated according to the terms of Section 8 -Additional Technical Support.

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

3.0      CUSTOMER RESPONSIBILITIES
         -------------------------

3.1      Customer Responsibilities include:

         A. MAINTAINING APPROPRIATE TRAINING LEVEL - Customer will be required to have designated trained staff at an appropriate experience level to support Products covered by this Agreement including Tier 1 and Tier 2 support staff as described in Exhibit B. The appropriate experience level includes knowledge of the Product and technology as well as an understanding of networking and telecommunications in order to resolve common and/or known problems.

         B.       PROVIDING INFORMATION TO CALL RECEIPT:

                  (1) Identification of the condition and its isolation to a particular component of the system believed to be the Seller's responsibility.

                  (2) Collection of sufficient supporting documentation from the Product for inclusion in the AR database.

                  (3) Determination that there are no outstanding conforming Software Product updates that correct the condition.

                  (4) The calling Customer personnel shall provide the following information, if applicable:

                           (a)      Caller's name, Location, and Company;
                           (b)      Callback Telephone Number;
                           (c)      Remote Dial Access to Customer System;
                           (d)      System name and Location;
                           (e)      Processor Location, Type, and Serial Number;
                           (f)      Nature of the Question or Situation;
                           (g)      The Calling Party's Alternate Contact;
                           (h) Description and History of Problem and Efforts to solve it by Customer.
                           (i) Contract number or other proof of coverage as requested by Seller.

         C. PROVIDING PROBLEM DIAGNOSTIC MATERIALS - If Customer reports a condition, Customer will be responsible for providing adequate support material to enable the diagnosis of the condition. Such support materials shall include, but not be limited to, a description of the circumstances, a dump of system logs or buffers, a listing of data base contents, and console printouts as required by Seller.

         D.       MAINTAINING THE PRODUCT:

                  (1) Make no modifications other than those approved by Seller. This includes updates from manufacturers of Third Party Software that have not been validated by Seller.

                  (2) Seller acknowledges Customer may elect not to install the latest Software Product Updates, and that Seller will support the previous [...***...] Product Upgrades not known to contain errors or bugs as part of this Agreement.

                  (3) Follow all Seller's and relevant Third Party Software manufacturer's applicable installation, operation, administration, and maintenance instructions.

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                                                                   Page 20 of 31

                  (4) Provide the proper environment and electrical and telecommunications connections as specified by Seller.

                  (5)      Install most recent Class A Change Notices.

         E.       ASSISTING SELLER PERSONNEL PROVIDING ON-SITE ASSISTANCE

                  (1) Have a Customer representative at the equipment location during any on-site Seller service activity. Customer may be subject to additional incurred time and material charges if Customer fails to have a representative at the equipment location at the agreed upon time.

                  (2) Provide adequate communication facilities and work space for Seller.

                  (3) Provide test equipment and maintenance documentation sufficient for maintenance of products not covered by this Agreement that interface with the Products covered under this Agreement.

                  (4) Ensure that work done at the site by Customer does not interfere with Seller's performance of On-Site Assistance.

         F.       TIER 1 AND TIER 2 SUPPORT
                  The customer is responsible for providing Tier 1 and Tier 2
                      -----------------------
                  support.

4.0    SUPPORT SERVICES EXCLUSIONS
       ---------------------------

4.1 Unless expressly agreed to by Seller, Support Services to be provided under this Agreement do not include:

         A.       Performing preventive maintenance to System;

         B.       Repair of Product due to normal Product attrition;

         C.       Making corrections to user-defined reports;

         D. Making specification changes or performing Services connected with relocation of the Product;

         E. Service which is impractical for Seller to render because of changes not authorized by Seller in the hardware configuration, Seller's Product or the Product environment in which Seller's Product operates; and

         F. Modification, repair or replacement of Product, repair of damage, or increase in Seller service time caused by:

                  (1) Failure to continually provide a suitable operational environment with all facilities prescribed by the applicable document including, but not limited to, the failure to provide, or the failure of, adequate electrical power, air conditioning, or humidity control;

                  (2) The use of the Product in a manner not in accordance with its specifications, operating instruction or license-to-use;

                  (3) Accident or disaster, which shall include, but not be limited to, fire, flood, earthquake, water, wind and lightning; transportation; neglect or misuse; pest damage; or power failures or surges from sources external to the Product;

                  (4) Modifications, maintenance, or repair performed by other than Seller or by Customer or others not in compliance with Seller's published instructions.

                  (5) Attachment of unspecified or non-approved products to the Product, including updates from manufacturers of Third Party Software that have not been verified by Seller, or failure of a processor or other equipment or software not maintained by Seller, or failure of removable or rotating storage media.

         G.       Problem Management as defined below:

                  (1) Database Problems - If the condition is determined to be the result of corruption of the Licensed Software Product data base, and such corruption is not the direct result of the Product, the condition will be referred back to Customer for resolution. At Customer's request, and at Seller's option, Seller may prepare a proposal for billable corrective action to correct Customer's database. However, if corruption is the result of, or caused by another of Seller's Products, Seller shall initiate Problem Management regardless of whether such Licensed Software Product is covered under this Agreement.

                  (2) Hardware/Firmware Problems - When a condition has been isolated to a problem in hardware or firmware not covered under this Agreement or caused by Seller or its Products, the condition will be referred back to Customer for disposition under whatever arrangements Customer may have for such hardware or firmware.

                  (3) Other/Interfacing Problems - If the condition is determined to be caused by systems other than the Products covered under the existing Order, including, but not limited to, systems which interface with the Product, the condition will be referred to Customer for corrective action unless such other system has been furnished by Seller, in which case, Seller shall initiate Problem Management. However, if a defect is identified with Licensed Software or Products covered by the Order which is documented or advertised to interface or work with other systems, hardware, Products or Licensed Software, Seller shall conduct restoral and correction procedures as required for a defect and not as Problem Management.

                  (4) Additional Services - Additional services, including but not limited to custom feature development, training, planning sessions, and other value-added services, are not included in the fees paid under this Agreement.

At the request of Customer, Seller, at its option, may perform Support Services in the excluded conditions listed above, at Seller's rates and terms in effect at the time of such request.


5.0      PERFORMANCE METRICS FOR SUPPORT SERVICES
         ----------------------------------------

5.1 The Performance Metrics described in this section shall apply to Products covered under the Bronze, Silver and Gold Service Levels. The problem must be reproducible at either Seller's location or on Customer's system verifiable by Seller. The Severity Level of any problem shall be determined by Customer; however, if during analysis Seller determines that the severity level of the problem claimed by Customer to be inaccurate, the Severity Level may be changed by Seller with Customer notification. Customer requests which do not go through the Seller's Call Receipt function will be excluded from the Performance Metrics.

5.2      INITIAL RESPONSE

         During the term of this Agreement, and upon expiration of any Product warranty, Seller agrees to respond to Customer's request for Support Service called in through the Seller's Call Receipt function as described under General Support Services for the Silver and Gold Service Levels within [...***...], twenty-four (24) hours a day, seven
         (7) days a week, for all Severity Levels reported in the Assistance Request database during the ARM coverage period. Problems may be worked outside of ARM Coverage Period at Customer request and Customer will be billed Seller Time & Material rates. Response time will be validated through the use of the Service Performance Report (SPR) on a quarterly basis. Customer requests which do not go through the Seller's Call Receipt function will be excluded from the Performance Metrics.

5.3      SERVICE RESTORATION

         1. Severity Level One - Service for Severity Level One shall be restored within [...***...]. Restoral time will be validated quarterly, through the use of the Service Performance Report
                  (SPR).

         2. Severity Level Two - Service for Severity Level Two shall be restored within [...***...]. Restoral time will be validated quarterly through the use of the Service Performance Report
                  (SPR).

5.4      RESOLVE

         1. Severity Level One through Four - SERVICE ARs - A permanent solution for Severity Level One through Four ARs by means of either a documented work-around or via a maintenance release shall be provided to Customer within [...***...]. Resolution time will be validated quarterly through the use of the Service Performance Report (SPR).

         2. Severity Level One through Four - Software Design Changes - A permanent solution for Severity Level One through Four Defect ARs requiring a Software design change shall be


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

                  provided to Customer within [...***...] days. Resolution time will be validated quarterly, through the use of the Service Performance Report (SPR).

         3. Severity Level One through Four - Hardware Design Changes - A permanent solution for Severity Level One through Four requiring a hardware design change will be provided according to standard customer agreements on product change notices.

6.0      PERFORMANCE METRICS
         -------------------

         The following table represents the Performance Objectives and Commitments to the Metrics listed in Section 5.0. Commitments are expressed as a percentage of assistance requests meeting the performance metric.


---------------------------------------------------------- -------------- ---------------- --------------- --------------------
                         METRIC                               BRONZE          SILVER            GOLD            OBJECTIVE
---------------------------------------------------------- -------------- ---------------- --------------- --------------------
Initial Response percentage less than [...***...];           [...***...]    [...***...]%    [...***...]%     [...***...]%
[...***...]
---------------------------------------------------------- -------------- ---------------- --------------- --------------------
Restore Severity Level 1 AR less than [...***...]            [...***...]    [...***...]%    [...***...]%     [...***...]%
---------------------------------------------------------- -------------- ---------------- --------------- --------------------
Restore Severity Level 2 AR less than [...***...]            [...***...]    [...***...]%    [...***...]%     [...***...]%
---------------------------------------------------------- -------------- ---------------- --------------- --------------------
Resolve AR(1) less than [...***...]                          [...***...]    [...***...]%    [...***...]%     [...***...]%
---------------------------------------------------------- -------------- ---------------- --------------- --------------------
Resolve SW Design AR less than [...***...]                   [...***...]    [...***...]%    [...***...]%     [...***...]%
---------------------------------------------------------- -------------- ---------------- --------------- --------------------

(1) ARs not requiring a design change

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                                    EXHIBIT D

                                LEVEL OF SERVICE


------------------------------------ ---------------- -------------------------
DESCRIPTION                              BRONZE            SILVER AND GOLD
------------------------------------ ---------------- -------------------------
Call Receipt and Routing                 [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Working Location                         [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Initial Response                         [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Service Restoration                      [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Problem Resolution                       [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Maintenance and new Software             [...***...]        [...***...]
Releases (2)
------------------------------------ ---------------- -------------------------
Problem Escalation and Notification      [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Performance Objectives                   [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Service Performance Reports              [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Customer Notification Bulletins          [...***...]        [...***...]
------------------------------------ ---------------- -------------------------
Web Access                               [...***...]        [...***...]
------------------------------------ ---------------- -------------------------


------------------------------- -------------- ---------------- ---------------
                                    BRONZE           SILVER         GOLD
------------------------------- -------------- ---------------- ---------------
"Spare in the Air Hardware"       [...***...]      [...***...]      [...***...]
Replacement
------------------------------- -------------- ---------------- ---------------
On Site Assistance                [...***...]      [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------
Factory Repair Time               [...***...]      [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------
ARM Coverage (3)                  [...***...]      [...***...]      [...***...]
                                  [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------
Out-of-Hours Fee (4)              [...***...]      [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------
Training Discounts                [...***...]      [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------
Performance Commitments           [...***...]      [...***...]      [...***...]
------------------------------- -------------- ---------------- ---------------

(1)      Assistance Requests not requiring a design change.

(2)      Provided for current and [...***...] back releases only.

(3) Problems may be worked outside of Coverage Period at Customer request and Customer will be billed Seller Time & Material rates.

(4) Hourly rate charged for each call outside of contracted Coverage period.

(5)      As specified by Exhibit C 2.1 N


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

                                    EXHIBIT E

                      PRODUCTS NOT COVERED UNDER AGREEMENT

The terms and conditions of this Agreement shall govern all Copper Mountain products purchased by Customer unless such products are excluded from this Agreement as detailed below:

ALL SUBSCRIBER EQUIPMENT

For those installations of Subscriber Equipment where ownership of the Subscriber Equipment and the related Software License will transfer to an end user, Seller agrees to implement the following support infrastructure and service levels within [...***...] days of the Effective Date of this Agreement:

         1.       800# support for end user assistance and trouble calls

         2.       Establishment of a web site for end user support and FAQ

         3.       Next-day advanced replacement of defective Subscriber
                  Equipment

         4.       Email support for end user assistance

         5.       Escalation procedures


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

                                    EXHIBIT F

                        SOFTWARE PRODUCT UPDATE SERVICES

Seller agrees to provide the Software Product Update Services listed below:

1.0      DEFECT REPORTING
         ----------------

         Any defects found in the Licensed Software Product may be reported by calling the Seller's Call Receipt function. An assistance request will be entered into the AR tracking database and referred to Seller's technical support.

2.0      SOFTWARE PRODUCT UPDATES
         ------------------------

         Seller will correct defects in the Licensed Software Product and Third Party Software Product in accordance with the Support Services as described in Exhibit C. Seller will correct defects as follows:

         a) Seller may when and if available provide Software Product Updates to the standard Software Product to correct defect conditions. If necessary, Seller shall provide documentation to enable Customer to train its personnel in the operation of the Licensed Software Product modified by such release. Seller shall make modifications to the documentation to clarify issues or items not clear to Customer, as required.

         (b) Fees paid under this Agreement cover only Product Updates made Generally Available during the term of this Agreement.

         (c) Due to the nature of Licensed Software, Software Product Updates may require all previous Software Product Updates for the particular generic/software release as prerequisites unless noted in Exhibit E. It may not be possible to install some of the Software Product Updates unless the previous Software Product Updates have been installed.

         (d) If the condition is isolated to the related documentation for the Product, the fix will be given to Customer as part of the defect correction or Product Update procedure. A permanent fix will be published in the following release of the related documentation.

3.0      NOTIFICATION OF CORRECTIONS
         ---------------------------


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

         Seller agrees to notify the Customer of the availability of a resolution or work-around to a defect reported by Customer. Communication format and venue will be based upon mutual agreement.

4.0      CUSTOMER CORRECTIVE MAINTENANCE RESPONSIBILITY
         ----------------------------------------------

         Customer agrees to install the corrections or replacements provided under this Agreement within a reasonable period of time. Customer's failure to install emergency fixes, work-arounds, patches or releases will cause the Licensed Software Product to be considered non-standard until all such fixes are installed, unless Customer has previously notified Seller of problems with such emergency fixes, work-arounds, patches or releases.

         In those instances where a fix, work-around, patch or release is found to contain a problem, Seller will still be responsible for support of the last Software release not known to contain problems, as well as for support of the previous [...***...] Software releases not known to contain problems.

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                                    EXHIBIT G

                      COPPER MOUNTAIN PERFORMANCE REPORTING


1. Performance Reporting
   ---------------------
The purpose of the performance reporting is to continuously improve the quality of Copper Mountain service to the Customer at the highest possible level, as well as to identify areas for improvement within the Customer's technical support structure and operations.

This report is prepared for the Customer's in three major areas:

     . Detailing list of all Assistance Request (AR) called into the Technical Assistance Center
     .    Product reports identifying status (i.e. closed, restored. escalated, open) by Severity level and AR Type (i.e. service, enhancement, defect)
     .    AR Summary by product

With Customer customized performance reports, the Customer will receive a detailed listing of call by AR number made during the contract period. This may include at a minimum:

     .    Open Date
     .    Close Date
     .    Status
     .    Confirmed Severity
     .    Originator
     .    Location
     .    AR Type
     .    Description
     .    Resolution

Copper Mountain has a firm commitment to exceeding the Customer's expectations, based upon Customer's definition of quality. Customer feedback is encouraged to maintaining high quality service and Copper Mountain invites Customer inputs and comments on a regular basis.

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

                                    EXHIBIT H

                                    COVERAGE

1. COVERAGE

(a) Copper Mountain Networks will provide to Customer, and the Customer will pay for, on the terms and conditions set forth in this Agreement, maintenance service for the Products identified on the face of this Agreement and on any Supplement(s) and on subsequent orders for maintenance signed by Customer and accepted by Copper Mountain Networks. Such orders when accepted by Copper Mountain Networks shall become part of this Agreement.

(b) Maintenance service shall be provided in accordance with the options selected on the face of this Agreement and as amended in supplements to this Agreement.

(c) Any equipment purchased from Copper Mountain Networks by Customer and co-located with similar equipment covered under this Agreement, including equipment acquired subsequent to the effective date of this Agreement, shall upon expiration of any applicable warranty be included in maintenance provided under this Agreement subject to the effective maintenance charges for such equipment, and the period of maintenance for such equipment shall be coterminous with the period of maintenance for the covered equipment. Maintenance work requested to be performed at a time or in a manner beyond the coverage selected by Customer or maintenance work required as a result of an action or condition listed in Section 6 "Maintenance Not Covered" may be provided subject to additional charges.

2. OWNERSHIP/LICENSEE Customer warrants that it is the owner of any equipment covered by this Agreement or that it has the product owner's authorization to enter into this Agreement. Customer further warrants that it is the Licensee of the software programs covered by this Agreement and that the software programs are properly registered with Copper Mountain Networks.

3. CUSTOMER'S RESPONSIBILITIES Throughout the term of this Agreement Customer agrees to:

(a) Follow all Copper Mountain Networks' or relevant equipment manufacturer's applicable installation, operation, administration, and maintenance instructions.

(b) Provide the proper environment, electrical and telecommunications connections as specified by Copper Mountain Networks or relevant equipment manufacturer.

(c) Provide access to the products to enable Copper Mountain Networks to perform maintenance.

(d) Provide adequate communications facilities, workspace, and storage space for Copper Mountain Networks spare parts, if required.

(e) Maintain a procedure external to the software program(s) and host computer for reconstruction of lost or altered files, data or programs to the extent deemed necessary by the Customer.

(f) Customer shall provide test equipment and maintenance documentation sufficient for maintenance of the Copper Mountain Subscriber Equipment products that are listed in Exhibit E of this Agreement.

(g) Assure that work done at the site by Customer or by others shall not interfere with Copper Mountain Networks' performance of maintenance services.

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4. MOVES AND MODIFICATIONS Customer may move or modify any Product being maintained, but must promptly notify Copper Mountain Networks of such move or modification. Customer agrees to pay additional charges if the move or modification increases Copper Mountain Networks' costs or expenses of providing maintenance services. If in the opinion of Copper Mountain Networks the move or modification might create a safety hazard or product malfunction, Copper Mountain Networks may either terminate this Agreement as to that product if such action is mutually agreeable to both parties or, with the Customer's concurrence and at its expense, eliminate the risk of such safety hazard or product malfunction and continue to provide maintenance services. Copper Mountain Networks reserves the right to inspect any moved or modified product.

5. RELOCATION, MODIFICATION OR IMPROPER USAGE OF SOFTWARE Copper Mountain Networks shall be under no obligation to continue provision of service for software under this Agreement if:

(a) The software program(s) has been modified without the prior written approval of Copper Mountain Networks;

(b) The original software program identification marks have been removed or altered;

(c) The software program(s) is moved from the street address where it was initially installed without the prior notification to Copper Mountain Networks;

(d) System software (i.e., core operating system utilities and libraries, drivers, etc.) are not supported by Copper Mountain Networks.

(e) Host computer does not conform to the update level necessary to support the software or has been modified other than by Copper Mountain Networks personnel, so as not to conform to the specifications for which the software was designed;

(f) The software program is being used by Customer in violation of Customer's software license.

6. MAINTENANCE NOT COVERED This Agreement does not cover maintenance required to repair damages, malfunctions or service failures caused by:

(a) Customer's failure to follow Copper Mountain Networks' or relevant manufacturer's installation, operation, administration, and maintenance instructions;

(b) Attachment of covered products to non-Copper Mountain Networks equipment, or failure of a host computer, other equipment or software not maintained by Copper Mountain Networks, or of removable rotating storage media;

(c) Abuse, misuse or negligent acts by anyone other than Seller or its authorized representatives; or

(d) Power failure or surges from sources external to covered equipment, lightening, fire, flood, pest damage, accident, actions of third parties and other events outside Copper Mountain Networks' reasonable control or not arising under normal operating conditions;

(e) Repairs or maintenance by non-Copper Mountain Networks authorized personnel that are not performed in compliance with Copper Mountain's published procedures and instructions.

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